UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 31, 2012, The Talbots, Inc. (the “Company”) issued a press release announcing entry into a definitive agreement (the “Merger Agreement”) with TLB Holdings LLC, a Delaware limited liability company (“Parent”), and TLB Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), pursuant to which Sub will, among other things, commence a tender offer (the “Offer”) within 10 business days to acquire all of the outstanding shares of common stock, $0.01 par value per share, of the Company at a purchase price of $2.75 per share in cash. Upon successful completion of the Offer, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders and subject to the satisfaction or waiver of other conditions to the consummation of the Merger as set forth in the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 31, 2012, the Company sent a letter to the employees of the Company, which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press Release, issued by The Talbots, Inc., dated May 31, 2012.

99.2	Letter to employees, dated May 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: May 31, 2012	By:	/s/ Richard T. O’Connell, Jr.
	Name: Title:	Richard T. O’Connell, Jr. Executive Vice President

INDEX OF EXHIBITS

Exhibit No.

99.1	Press Release, issued by The Talbots, Inc., dated May 31, 2012.

99.2	Letter to employees, dated May 31, 2012.